Exhibit 15

May 6, 2020

Wyndham Destinations, Inc.
6277 Sea Harbor Drive
Orlando, Florida 32821

We are aware that our report dated May 6, 2020, on our review of the interim condensed consolidated financial information of Wyndham Destinations, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, is incorporated by reference in Registration Statement No. 333-136090 and 333-228435 on Forms S-8 and Registration Statement No. 333-223859 on Form S-3ASR.

/s/ Deloitte & Touche LLP
Tampa, Florida